Exhibit 99.1

Scientific Games Announces Pricing of $300 Million of 6.250% Senior Subordinated Notes Due 2020

NEW YORK, August 15, 2012 - Scientific Games Corporation (Nasdaq: SGMS) (“Scientific Games”) announced today that its wholly owned subsidiary, Scientific Games International, Inc. (“SGI”) has priced its private offering of $300 million of 6.250% Senior Subordinated Notes due 2020 (the “2020 Notes”). The 2020 Notes will be issued in a private offering only to qualified institutional buyers in accordance with Rule 144A and to non-U.S. Persons in accordance with Regulation S of the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The 2020 Notes offering is expected to close on or about August 20, 2012, subject to customary closing conditions.

Scientific Games intends to use the net proceeds of the 2020 Notes offering (i) to redeem or repurchase all of SGI’s outstanding 7.875% Senior Subordinated Notes due 2016 (the “2016 Notes”) and to pay accrued and unpaid interest thereon, and (ii) for general corporate purposes, which may include the funding of any future acquisitions, capital expenditures, repurchases of Scientific Games’ common stock through open market purchases or otherwise and/or the repayment or repurchase, through open market purchases, redemptions or otherwise, of a portion of Scientific Games’ or SGI’s outstanding indebtedness.

The 2020 Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the 2020 Notes, nor shall there be any sale of the 2020 Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This press release does not and will not constitute an offer to purchase the 2016 Notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Scientific Games

Scientific Games Corporation is a global leader in providing customized, end-to-end gaming solutions to lottery and gaming organizations worldwide. Scientific Games’ integrated array of products and services includes instant lottery games, lottery gaming systems, terminals and services, and internet applications, as well as server-based interactive gaming terminals and associated gaming control systems.

Company Contact:

Aimee Remey, Corporate Public Relations

(212) 754-2233

Forward-Looking Statements

In this press release the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flows to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to benefit from, and risks associated with, strategic equity investments and relationships; failure of Northstar to meet the net income targets or otherwise realize the anticipated benefits under its private management agreement with the Illinois Lottery; seasonality; inability to identify and capitalize on trends and changes in the lottery and gaming industries, including the potential expansion of regulated gaming via the internet; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated with international operations; influence of certain stockholders; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in our periodic reports. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.